UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

SL Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	814-01366	85-3472615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 3.02. Unregistered Sales of Equity Securities.

On June 21, 2021, SL Investment Corp. (the “Company”) delivered a capital drawdown notice to its stockholders relating to the sale of approximately 1,679,463 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for an aggregate offering price of $35.0 million. The sale closed on June 28, 2021.

The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and its stockholders. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of eight business days’ prior notice to stockholders.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the stockholders in the subscription agreements that each stockholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On July 2, 2021, the Company disclosed the below information.

Distributions

On June 23, 2021, the board of directors of the Company declared a distribution to the holders of common stock in the amount of $0.52 per share, representing an annualized dividend yield of 11.2%(1). The distribution will be payable on or around July 19, 2021 to holders of common stock of record as of June 23, 2021.

Investment Activity and Liquidity

During the quarter ended June 30, 2021, the Company made new investment commitments of approximately $244.8 million, and new investment fundings of approximately $171.0 million, respectively. New investment commitments were made across 13 new and 12 existing portfolio companies and were comprised of 97.9% of first lien debt, 2.0% of second lien debt, and 0.1% of equity investments. During the quarter, approximately $5.4 million were received in principal proceeds from investments fully repaid.

(1) Annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the net asset value at the beginning of the quarter and the capital called during the quarter and annualizing over 4 quarterly periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2021	SL Investment Corp.

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer